UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2701 E. Grauwyler Rd.
Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2020, certain subsidiaries of Exela Technologies, Inc., a Delaware corporation (the “Company” or “us”) closed on a $145.0 million securitization facility (the “Securitization Facility”) with a five year term.  Borrowings under the Securitization Facility are subject to an improved borrowing base definition that consists of receivables and, subject to contribution, further supported by inventory and intellectual property, in each case, subject to certain eligibility criteria, concentration limits and reserves. The Securitization Facility provides for an initial funding of approximately $92.0 million supported by the receivables portion of the borrowing base and, subject to contribution, a further funding of approximately $53.0 million supported by inventory and intellectual property.

On December 17, 2020 the Company made the initial borrowing of approximately $92.0 million under the Securitization Facility and used a portion of the proceeds to repay the Company’s Existing Receivables Securitization Facility (as defined below). The Company will use the remaining proceeds for general corporate purposes.

The initial documentation for the Securitization Facility includes (i) a Loan and Security Agreement (the “Loan Agreement”), dated as of December 10, 2020, by and among Exela Receivables 3, LLC (the “Borrower”), a wholly-owned indirect subsidiary of the Company, the lenders (each, a “Lender” and collectively the “Lenders”), Alter Domus (US), LLC, as administrative agent (the “Administrative Agent”) and the Company, as initial servicer, pursuant to which the Lenders will make loans to the Borrower to be used to purchase receivables and related assets from the Parent SPE (as defined below), (ii) a First Tier Receivables Purchase and Sale Agreement (the “First Tier Receivables Purchase and Sale Agreement”), dated as of December 17, 2020, by and among Exela Receivables 3 Holdco, LLC (the “Parent SPE”), a wholly-owned indirect subsidiary of the Company, and certain other indirect, wholly-owned subsidiaries of the Company listed therein (collectively, the “Originators”), and the Company, as initial servicer, pursuant to which each Originator has sold or contributed and will sell or contribute to the Parent SPE certain receivables and related assets in consideration for a combination of cash and equity in the Parent SPE, (iii) a Second Tier Receivables Purchase and Sale Agreement (the “Second Tier Receivables Purchase and Sale Agreement”, and together with the First Tier Receivables Purchase and Sale Agreement, the “Purchase and Sale Agreements”), dated as of December 17, 2020, by and among, the Borrower, the Parent SPE and the Company, as initial servicer, pursuant to which Parent SPE has sold or contributed and will sell or contribute to the Borrower certain receivables and related assets in consideration for a combination of cash and equity in the Borrower SPE, (iv) the Sub-Servicing Agreement (the “Sub-Servicing Agreement”), dated as of December 17, 2020, by and among the Company and each Originator, (v) the Pledge and Guaranty (the “Guaranty”), dated as of the December 10, 2020, between the Parent SPE and the Administrative Agent, and (vi) the Performance Guaranty (the “Performance Guaranty”), dated as of December 17, 2020, between the Company, as performance guarantor, and the Administrative Agent (and together with all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered in connection with the Loan Agreement, the “Agreements”).

The Borrower, the Company, the Parent SPE and the Originators provide customary representations and covenants under the Agreements. The Loan Agreement provides for certain events of default upon the occurrence of which the Administrative Agent may declare the facility’s termination date to have occurred and declare the outstanding Loan and all other obligations of the Borrower to be immediately due and payable, however the Securitization Facility does not include an ongoing liquidity covenant like the Existing Receivables Securitization Facility and aligns reporting obligations with the Company’s other material indebtedness agreements.

The foregoing description of the Securitization Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. The Loan Agreement, the First Tier Receivables Purchase and Sale Agreement, the Second Tier Receivables Purchase and Sale Agreement, the Sub-Servicing Agreement, the Guaranty, and the Performance Guaranty, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively, are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On December 17, 2020, the Company repaid in full the loans outstanding under the Loan and Security Agreement (the “Existing Receivables Securitization Facility”), dated as of January 10, 2020, by and among Exela Receivables 1, LLC, a wholly-owned indirect subsidiary of the Company, the lenders party thereto, TPG Specialty Lending, Inc., as administrative agent, and the Company, as initial servicer.  The aggregate outstanding principal amount of loans under the Existing Receivables Securitization Facility was approximately $83.0 million.  The early termination of the facility triggered an early termination fee of $800,000 and required repayment of approximately $415,000 in respect of principal, accrued interest and fees.  All obligations under the Existing Receivables Securitization Facility (other than contingent indemnification obligations that expressly survive termination) have been terminated upon repayment. A description of the Existing Receivables Securitization Facility is set forth in the Company’s Current Report on Form 8-K filed on January 15, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1*+	Loan and Security Agreement, dated as of December 10, 2020, by and among the Borrower, the Company, as initial servicer, Alter Domus (US) LLC, as administrative agent and the lenders from time to time party thereto.

10.2+	First Tier Receivables Purchase and Sale Agreement, dated as of December 17, 2020, by and among Parent SPE, and certain other indirect, wholly-owned subsidiaries of the Company listed therein, and the Company, as initial servicer.

10.3+	Second Tier Receivables Purchase and Sale Agreement, dated as of December 17, 2020, by and among, the Borrower, the Parent SPE and the Company, as initial servicer, pursuant to which the Parent SPE has sold or contributed and will sell or contribute to the Borrower certain receivables and related assets in consideration for a combination of cash and equity in the Borrower SPE

10.4	Sub-Servicing Agreement, dated as of December 17, 2020, by and among the Company, as initial servicer, and BancTec, Inc., SourceHOV, LLC, Economic Research Services, Inc., Exela Enterprise Solutions, Inc., SourceHOV Healthcare, Inc., United Information Services, Inc., HOV Enterprise Services, Inc., HOV Services, Inc., HOV Services, LLC, J&B Software, Inc., Novitex Government Solutions, LLC, Regulus Group II LLC, Regulus Group LLC, Regulus Integrated Solutions LLC, SourceCorp BPS Inc., Sourcecorp Management, Inc., as sub-servicers.

10.5	Pledge and Guaranty Agreement, dated as of December 10, 2020, between Parent SPE and Alter Domus (US) LLC.

10.6	Performance Guaranty, dated as of December 17, 2020, between the Company, as performance guarantor, and Alter Domus (US) LLC, as the administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

+ Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

The Registrant agrees to furnish a copy of all omitted portions, exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2020

EXELA TECHNOLOGIES, INC.
By:	/s/ Erik L. Mengwall
	Name:	Erik L. Mengwall
	Title:	Secretary